Exhibit 3.2

BYLAWS

OF

CB FINANCIAL SERVICES, INC.

ARTICLE I. OFFICES

1.1       Registered Office and Registered Agent. The registered office of CB Financial Services, Inc. (the “Company”) shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the board of directors of the Company (the “Board” or “Board of Directors”) upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

1.2       Other Offices. The Company may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

ARTICLE IT. STOCKHOLDERS’ MEETINGS

2.1       Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the Company, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors and stated in the notice of such meeting.

2.2       Annual Meeting Time. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the third Wednesday of April or on such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

2.3       Organization and Conduct. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in the Chairman’s absence by the President, or if neither the Chairman nor the President is present, by any Vice President. The Secretary, or in the Secretary’s absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by such chairman in the chairman’s sole discretion.

2.4       Notice.

(a)       Notice of the date, time, and place of, and the general business to be conducted at, an annual or special meeting of stockholders shall be given by delivering personally, by facsimile transmission, or by mailing a written or printed notice of the same, at least ten (10) days prior to the meeting, to each stockholder of record appearing on the books of the Company entitled to vote at such meeting. When any stockholders’ meeting, either annual or special, is adjourned and a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned unless new business is to be transacted thereat or a new record date is fixed therefor, other than an announcement at the meeting at which such adjournment is taken.

2.5       Voting Lists. The officer or agent having charge of the transfer books for shares of the Company shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.

2.6       Quorum. Except as otherwise required by law:

(a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Company entitled to vote at such meeting without regard to any shares for which a broker indicates on a proxy that it does not have discretionary authority as to such shares to vote on such matter (“Broker Non votes”).

(b) The votes of a majority of those present, without regard to Broker Non-votes or votes of abstention, at any properly called meeting or adjourned meeting of stockholders, at which a quorum as defined above is present, shall be sufficient to transact business, unless such greater vote is required by these Bylaws, the Articles of Incorporation, or the laws of the Commonwealth of Pennsylvania.

2.7       Voting of Shares.

(a)       Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of capital stock registered in such person’s name on the books of the Company.

(b)       Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors.

2.8       Fixing Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Company after any record date fixed as provided in this subsection. The Board of Director may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

2.9       Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or such person’s duly authorized attorney-in-fact. No officer or employee of the Company or its subsidiaries shall act as proxy. A telegram, telex, cablegram, datagram, or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile, or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed for purposes of this section and shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Company to the shareholder for the purposes of a particular meeting or transaction. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

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2.10       Voting of Shares in the Name of Two or More Persons. Where shares are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Company shall accept as the vote of all such shares the votes cast by such person or a majority of them and if in any case such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof among themselves, except that, if there shall have been filed with the Secretary of the Company a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreements under which such shares are held or the instrument by which the trust or estate was created or the decree of court appointing them, or of a decree of court directing the voting of such shares, the persons specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance therewith.

2.11       Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or nominee, and thereafter the pledgee or nominee shall be entitled to vote the shares so transferred.

2.12       Inspector of Election. For each meeting of stockholders, the Board of Directors may appoint the inspector(s) of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. The number of inspectors shall be one or three. Such inspectors determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all. Inspectors need not be stockholders.

2.13       Nominations for Directors. Nominations for election to the Board of Directors may be made by the Board or by any stockholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of the Company, shall be made in accordance with the procedures set forth in the Articles of Incorporation. In addition, any nomination other than a nomination made by or on behalf of the Board of the Company shall be accompanied by a certification, under oath before a notary public, by each nominee that he meets the eligibility requirements to be a director as set forth in Article IV, Section 4.16 of these Bylaws. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairperson of the meeting.

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ARTICLE III. CAPITAL STOCK

3.1       Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman of the Board, the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Company or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Company before the certificate is issued, it may be issued by the Company with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

(a)       that the Company is incorporated under the laws of the Commonwealth of Pennsylvania;

(b)       the name of the person to whom issued;

(c)       the number and class of shares and the designation of the series, if any, which such certificate represents;

(d)       the par value of each share represented by such certificate, or a statement that such shares are without par value; and

(e)       that the Company will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of each class authorized to be issued.

3.2       Transfers.

(a)       Transfers of stock shall be made only upon the stock transfer books of the Company, kept at the registered office of the Company or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b)       Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign, and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Company until the outstanding certificates therefor have been surrendered to the Company.

3.3       Registered Owner. Registered stockholders shall be treated by the Company as the holders in fact of the stock standing in their respective names and the Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Company may certify in writing to the Company that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

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(a)       The classification of stockholders who may certify;

(b)       The purpose or purposes for which the certification may be made;

(c)       The form of certification and information to be contained therein;

(d)       If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Company; and desirable.

(e)       Such other provisions with respect to the procedure as are deemed necessary or

Upon receipt by the Company of a certification complying with a resolution meeting the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

3.4       Mutilated, Lost, or Destroyed Certificates. In case of any mutilation, loss, or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss, or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Company in such sum as the Board might determine, or the Board may establish such other procedures as it deems necessary.

3.5       Fractional Shares or Scrip. The Company may (a) issue fractions of a share which shall entitle the holder a proportional interest to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle to holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

ARTICLE IV. BOARD OF DIRECTORS

4.1       Powers. The management of all the affairs, property, and interest of the Company shall be vested in a Board of Directors. The term of the directors shall be as set forth in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. In addition to the powers, authorities, and duties expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

4.2       Number. The Board shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the Shareholders at any meeting hereof.

4.3       Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman or the President.

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4.4       Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the Commonwealth of Pennsylvania, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a Special Meeting called for that purpose.

4.5       Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Company or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time designate. The organizational meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

4.6       Special Meetings.

(a)       Special meetings of the Board of Directors may be called at any time by the Chairman, President, or by a majority of the authorized number of directors, to be held at the principal place of business of the Company or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least five (5) days prior to such meeting by telegram, telex, cablegram, courier, facsimile, or other similar communication, by letter, or personally. Such notice need neither specify the business to be transacted at, nor the purpose of, the meeting.

(b)       Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

4.7       Quorum. A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

4.8       Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before, during, or after the time stated for the meeting, shall be equivalent to the giving of notice

4.9       Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless such director’s dissent is entered in the minutes of the meeting, or unless the director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless the director delivers a dissent in writing to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.10       Audit Committee. There shall be an Audit Committee composed of not less than three Directors, appointed by the Board annually or more often as necessary, whose duty it shall be to review the reports of the in-house Auditor at least quarterly during each calendar year, the Quarterly Audit and Reports of the in house Auditor, and the annual or other reports of any external audit into the affairs of the Company and its subsidiaries. The Audit Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, or mailed to the members of the Board prior thereto and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

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4.11       Executive Committee. There shall be an Executive Committee appointed annually which shall be composed of the Chairman, Vice Chairman, CEO, President and any other officers and/or members of the Board as may be appointed by the Board.

4.12       Other Committees. Standing or special committees may be appointed by the Board of Directors from its own number from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. All committees appointed by the Board of Directors shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Company. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.13       Action by Directors Without a Meeting. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

4.14       Action of Directors by Communications Equipment. Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other at the same time. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

4.15.       Minimum Share Requirement. Each director of the Company must be a shareholder of the Company and own at least 2,400 shares of the Company’s Common Stock.

4.16.       Eligibility Requirement. A person is not eligible to serve as director if he: (1) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director of this Company under Section 4.16 (1), (2) or (3).

4.17       Residency Requirement. Each director of the Company must maintain his or her permanent or primary residence within 20 miles of an office (branch or loan production office) of Community Bank, the Company’s bank subsidiary.

ARTICLE V. OFFICERS

5.1       Designations. The officers of the Company may include the Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Executive Officer, a Secretary, and a Treasurer, as well as such Vice Presidents (including Executive and Senior Vice Presidents), Assistant Secretaries, and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after ·the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except that the offices of President and Secretary and President and Treasurer may not be held by the same person.

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5.2       Chairperson of the Board. The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying of the policies adopted or approved by the Board; shall have the specific powers conferred by these Bylaws; shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors. The Board of Directors shall also appoint a Vice Chairperson of the Board to serve at the pleasure of the Board, who on the absence of the Chairperson shall have the duties and powers of the Chairperson.

5.3       President. The Board of Directors shall appoint one of its members to be President and Chief Executive Officers of the Association. In the absence of the Chairperson, and Vice-Chairperson, the President and Chief Executive Officer shall preside at any meeting of the Board. The President and Chief Executive Officer shall have general executive powers, and shall have and may exercise any and all powers and duties pertaining by law, regulation, or practice, to the Office of President and Chief Executive Officer, or imposed by these Bylaws. The President and Chief Executive Officer shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

5.4       Other Officers. The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.5       Powers and Duties. The other officers of the Company shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

5.6       Delegation. In the case of absence or inability to act of any officer of the Company and of any person herein authorized to act in such officer’s place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.7       Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

5.8       Term - Removal. The officers of the Company shall hold office for the current year for which the Board was elected or until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. The election or appointment of an officer or agent shall not in itself create contractual rights.

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ARTICLE VI. FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Company shall end on the 31st day of December of each year. The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE VII. DIVIDENDS AND FINANCE

7.1       Dividends. Dividends may be declared by the Board of Directors and paid by the Company out of retained earnings of the Company subject to the conditions and limitations imposed by the laws of the Commonwealth of Pennsylvania.

7.2       Depositories. The monies of the Company shall be deposited in the name of the Company in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE VIII. NOTICES

Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally, by mail, by telegram, telex or by courier service or facsimile transmission. If sent by mail, telegraph, or courier service, the notice shall be deemed to have been given to the person when deposited in the United States mail or with a telegraph or courier service for delivery to that person or, in the case of telex, when dispatched to the address of the addressee at such persons last known address (or to such persons telex, or facsimile number) in the records of the Company, with postage or courier or other charges thereon prepaid.

ARTICLE IX. SEAL

The corporate seal of the Company shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Company.

ARTICLE X. BOOKS AND RECORDS

The Company shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XI. AMENDMENTS

These Bylaws may be altered, amended or repealed by a majority of the Board of Directors as set forth in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

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